Exhibit 10.26

DUANE READE HOLDINGS, INC.

2004 MANAGEMENT STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), effective as of [Date] (“Grant Date”) is made by and between Duane Reade Holdings, Inc., a Delaware corporation (the “Company”) and                      (“Optionee”).

WHEREAS, the Company adopted the Duane Reade Holdings, Inc. 2004 Management Stock Option Plan (as amended from time to time, the “Plan”), pursuant to which stock options may be granted to purchase Common Stock of the Company; and

WHEREAS, the Company desires to grant the Optionee a Nonqualified Stock Option to purchase the number of shares of the Common Stock provided for herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1. Grant of Option.

(a) The Company hereby grants to the Optionee an option (“Option”) to purchase shares of Common Stock of the Company (such shares, the “Option Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. This Option is not intended to be treated as an Incentive Stock Option, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. Sixty percent (60%) of the Option shall vest and become exercisable in accordance with Section 2(c)(i) hereof (the “Service Portion”) and the remaining forty percent (40%) of the Option shall vest and become exercisable in accordance with Section 2(c)(ii) hereof (the “Performance Portion”).

(b) Incorporation by Reference, etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

2. Terms and Conditions.

(a) Option Price. The price at which the Optionee shall be entitled to purchase Option Shares upon the exercise of all or any portion of this Option shall be $                 per Option Share (the “Option Price”). The Company represents that the Option Price is greater than or equal to the Fair Market Value of a share of Common Stock on the Grant Date.

(b) Expiration Date. Except as otherwise provided herein, the Option shall expire at 11:59 p.m. Eastern Standard Time on the tenth anniversary of the Grant Date (the “Expiration Date”).

(c) Exercisability of Option.

(i) Service Portion. Subject to the Participant’s continued employment with the Company or an Affiliate and except as may otherwise be provided herein, the Service Portion of the Option shall become vested and exercisable as follows:

Vested Percentage of Service Portion	Date of Vesting
25%	[Insert Date]
50%	[Insert Date]
75%	[Insert Date]
100%	[Insert Date]

(ii) Performance Portion.

A. General. Subject to the Participant’s continued employment with the Company or an Affiliate and except as may otherwise be provided herein, the Performance Portion of the Option shall become vested and exercisable as to twenty-five percent (25%) of the Option subject thereto in respect of each of the fiscal years ending on or about December 31,             , December 31,             , December 31,             , and December 31,              if and only if the Committee determines that the performance goal with respect to each such fiscal year as set forth on Exhibit A attached hereto (each, individually, a “Performance Goal” and collectively, the “Performance Goals”), has been attained by the Company; provided, that such Option shall only become vested and exercisable on the “Determination Date” (as defined below). For purposes of this Agreement, with respect to each applicable year, the “Determination Date” shall mean the date on which the Committee determines that the Performance Goal for any given fiscal year has been attained by the Company for such year, which date shall be no later than 30 days following the date on which the Company’s audited financial statements with respect to such year are delivered to the Board. The period commencing at the end of each such fiscal year and ending on the Determination Date shall hereinafter be referred to as a “Stub Period.”

B. Catch-Up. Notwithstanding the foregoing, subject to the Optionee’s continued employment with the Company or an Affiliate and except as may otherwise be provided in Section 2(d) hereof, the Performance Options scheduled to vest with respect to any prior fiscal year that failed to vest pursuant to Section 2(c)(ii)(A) above because the Performance Goal for that fiscal year was not attained, shall vest and become exercisable on the Determination Date for a later fiscal year if and only if the Committee determines that the Company has achieved the cumulative performance goal set forth on Exhibit A attached hereto for such fiscal year (the “Cumulative Performance Goal”).

(d) Change In Control.

(i) Immediately prior to a Change in Control (as defined below), occurring prior to the IPO:

A. Notwithstanding Section 2(c) hereof, subject to the Optionee’s continued employment with the Company and its Affiliates through the consummation date of the Change in Control event, the Service Portion of the Option shall become vested and exercisable to the extent necessary for the Optionee (i) to exercise his rights pursuant to a “Tag-Along Sale” (as defined in the Stockholders Agreement) and (ii) to satisfy the Company’s rights with respect to a “Drag-Along Sale” (as defined in the Stockholders Agreement), in each case, as provided in this Section 2(d) and in the Stockholders Agreement. Accordingly, the Service Portion of the Option shall vest (in addition to the portion vested pursuant to Section 2(c)(i) hereof) in the case of a Drag-Along Sale in an amount such that after giving effect to such acceleration, the Service Portion of the Option shall be vested in the aggregate (including for this purpose shares as to which the Performance Portion of the Option is vested at the time of the Drag-Along Sale) as to the same percent as the Parent Transfer Percentage Interest proposed to be transferred pursuant to such Drag-Along Sale. Similarly, the Service Portion of the Option shall vest (in addition to the portion vested pursuant to Section 2(c)(i) hereof) in the case of a Tag-Along Sale in an amount such that after giving effect to such acceleration, the Service Portion of the Option shall be vested in the aggregate (including for this purpose shares as to which the Performance Portion of the Option is vested at the time of the Tag-Along Sale) as to the same percent as the Parent Transfer Percentage Interest proposed to be transferred pursuant to such Tag-Along Sale.

For purposes of this Agreement, (i) the terms “Parent Stockholders,” “Percentage Interest,” “Parent Transfer Percentage Interest,” “Parent Transfer Units” and “Parent Tag-Along Sale” shall have the meaning ascribed such terms in the Stockholders Agreement and (ii) the Option shall be treated as an “Option” within the meaning of the Stockholders Agreement, whether or not the Optionee is then a party to such Stockholders Agreement, and (iii) the Optionee shall, with respect to the Option, have all of the rights and obligations of a “Management Stockholder” under the Stockholders Agreement.

B. If and only if the Change in Control will result in either a 1.5X Option Vesting Event or a 2X Option Vesting Event, the Performance Portion of the Option shall vest and become exercisable in accordance with Sections 2(d)(ii)(A) and 2(d)(ii)(B), as applicable, subject to the Optionee’s continued employment by the Company or an Affiliate through the date of the consummation of the Change in Control event, except as otherwise provided in Section 2(f)(i) hereof.

(ii) The following conditions (each such condition, a “Performance Condition”) shall apply to any vesting of the Option in connection with a Change in Control:

A. With respect to fifty percent (50%) of the shares subject to the Performance Portion of the Option, the Performance Condition shall be the actual or deemed occurrence of a 1.5X Option Vesting Event.

B. With respect to one-hundred percent (100%) of the shares subject to the Performance Portion of the Option, the Performance Condition shall be the actual or deemed occurrence of a 2X Option Vesting Event.

C. For purposes of this Agreement, the following terms shall have the following meanings:

(1) “1.5X OH Investor Group Equity Value” shall mean (X) 1.5 times the OH Investor Group Investment minus (Y) the aggregate amount of cash and Fair Market Value of Marketable Securities received by the OH Investor Group in respect of the OH Investor Group Equity prior to or on December 31, 2012. For purposes of the preceding sentence, (I) “Fair Market Value” shall have the meaning set forth in clauses (i) and (ii) of Section 2(p) of the Plan, without regard to whether the subject securities are Stock, and (II) the Fair Market Value of Marketable Securities shall be determined at the time of receipt by the OH Investor Group or, if later, the time that securities held by the OH Investor Group first become Marketable Securities.

(2) “2X OH Investor Group Equity Value” has the same meaning as 1.5X OH Investor Group Equity Value, except that the number “1.5” each time it appears in the definition of “1.5X OH Investor Group Equity Value” shall be replaced with the number “2.”

(3) “1.5X Option Vesting Event” shall mean the occurrence of any event no later than December 31, 2012 (e.g., a leveraged recapitalization in which the proceeds are paid out to the Investors as dividends and/or redemptions) in which consideration is paid to the OH Investor Group in respect of the OH Investor Group Equity in the form of cash and/or Marketable Securities, which results in cash and/or Marketable Securities being paid or provided to the OH Investor Group of at least the 1.5X OH Investor Group Equity Value. For purposes of the preceding sentence, an “event” shall be deemed to have occurred at each time that securities held by the OH Investor Group which are not Marketable Securities first become Marketable Securities, and such securities shall be deemed to have been “paid” to the OH Investor Group at such time.

(4) “2X Option Vesting Event” has the same meaning as a 1.5X Option Vesting Event, except that the term “1.5X OH Investor Group Equity Value” each time it appears in the definition of “1.5X Option Vesting Event” shall be replaced with “2X OH Investor Group Equity Value.”

(5) “Marketable Securities” shall mean equity securities which (i) are registered under all applicable Federal and state securities laws, or as to which the sale would be exempt from such registration, (ii) are listed for trading on a national securities exchange, (iii) are not subject to any legal or contractual restriction as to sale and (iv) represent less than 20% of the equity securities of the same class which are listed for trading on a national securities exchange.

(6) “OH Investor Group Equity” shall mean all equity securities of the Company held, directly or indirectly (including, but not limited to, through ownership of membership interests in DRS, LLC), by all members of OH Investor Group, including common and preferred stock and warrants, options and other instruments convertible or exercisable into, or redeemable for, common or preferred stock, purchased or otherwise received by the OH Investor Group on or after July 30, 2004.

(7) “OH Investor Group Investment” means the aggregate investment by the OH Investor Group in the common equity securities of the Company or any of its subsidiaries on July 30, 2004, in the amount of $239.5 million.

(iii) For purposes of this Agreement the term “Change in Control” shall mean the first of any of the following events to occur after the Effective Date:

A. any independent third party (which shall exclude, without limitation, the OH Affiliates, DRS, LLC and any Subsidiary of DRS, LLC) (x) by merger or otherwise is or becomes the beneficial owner directly or indirectly, of securities of Duane Reade Inc., a wholly owned subsidiary of the Company (“DRI”), representing 50% or more of the combined voting power of DRI’s then outstanding securities, and (y) has the right to appoint a majority of the members of the Board in each case other than by a merger or other transaction in which the shareholders of DRI immediately prior to the merger own a majority of the surviving entity or its parent;

B. any stockholder of DRI (other than DRS, LLC or any Subsidiary of DRS, LLC) (x) acquires a greater voting interest in DRI’s outstanding Common Stock than the OH Investor Group and (y) has the authority to appoint a majority of the members of the Board; or

C. DRI adopts a plan of complete liquidation (other than a liquidation into DRS, LLC or any Subsidiary of DRS, LLC) of DRI or consummates an agreement for the sale or disposition by DRI of all or substantially all of DRI’s assets to an independent third party.

(e) Method of Exercise. The Option may be exercised only by written notice, in a form to be provided by the Committee, and delivered by the Optionee in person or sent by mail in accordance with Section 4(a) hereof and, in either case, accompanied by payment therefor. The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, however, that such shares are not subject to any pledge or other security interest and meet such other requirements, if any, as the Committee may determine necessary in order to avoid an additional accounting earnings charge in respect of the Option, (ii) by means of a cashless exercise whereby the number of shares of Common Stock of the Company to be received by the Optionee shall equal the excess, if any, of (A) the number of shares of Common Stock that would be received by the Optionee upon such exercise had the Optionee paid the Option Price in respect of the underlying shares in cash over (B) a number of shares of Common Stock of the Company, the aggregate Fair Market Value of which is equal to the aggregate Option Price that would have been paid as determined pursuant to the immediately preceding clause (A) (provided, however, that this clause (ii) shall only apply in connection with an IPO, or the exercise of a Tag-Along Right or Drag-Along Right, unless the Company has adopted FAS 123(R)), (iii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) if there shall be a public market for the Stock, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iv) by such other method as the Committee may allow.

(f) Termination of Employment. In the event that the Optionee ceases to be employed by the Company and its Affiliates, the Service Portion of the Option and the Performance Portion of the Option held by the Optionee (to the extent then unexercised and outstanding) shall terminate as follows:

(i) Without Cause or For Good Reason. If the Company or its Affiliates terminates the Optionee’s employment without “Cause” or the Optionee resigns for “Good Reason” (each as defined below) at any time prior to the fourth anniversary of the Grant Date, then the Service Portion of the Option, to the extent not previously vested, shall become immediately vested and exercisable as to that number of shares as to which it would have become vested and exercisable pursuant to Section 2(c)(i) on the Vesting Date immediately following the date of such termination of employment had the Optionee’s employment by the Company and its Affiliates not so terminated (such portion of the Service Portion of the Option is hereafter referred to as the “Next Tranche”). To the extent vested and exercisable as of the date of such termination (after taking into account the provisions of this Section 2(f)(i)), the Service Portion of the Option and the Performance Portion of the Option shall remain exercisable through the earlier of (i) the first anniversary of such termination of employment or (ii) the Expiration Date, and shall thereafter terminate without further consideration to the Optionee. To the extent not vested and exercisable (after taking into account the provisions of this Section 2(f)(i)) as of the date of such termination of employment, the Service Portion of the Option shall terminate and expire on the date of such termination of employment without further consideration to the Optionee. The portion of Performance Portion of the Option as to which the Performance Condition has not been attained as of the date of such termination shall remain outstanding until the six-month anniversary of such termination, and to the extent that the applicable Performance Condition has not been attained as of such six-month anniversary shall thereafter terminate and expire without further consideration to the Optionee. For purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meanings set forth in the Optionee’s applicable employment letter agreement with the Company or an Affiliate, or if such terms are not defined in such agreement, then “Cause” shall have the meaning set forth in the Plan, and “Good Reason” shall have the following meaning:

[Insert Definition]

(ii) For Cause. If the Optionee’s employment is terminated by the Company or its Affiliates for Cause, then any and all of the Service Portion of the Option and Performance Portion of the Option whether or not vested and exercisable at the time of the Optionee’s termination of employment shall immediately terminate and expire on the date of such termination of employment, without further consideration to the Optionee.

(iii) Without Good Reason. If the Optionee terminates his employment with the Company and its Affiliates without Good Reason, then any portion of the Option which is not vested and exercisable at the time of the Optionee’s termination of employment shall immediately terminate and expire on the date of such termination of employment, without further consideration to the Optionee. Any portion of the Option which is vested and exercisable as of the date of such termination of employment shall remain exercisable through the earlier of (i) ninety (90) days after such termination of employment or (ii) the Expiration Date, and shall thereafter terminate and expire without further consideration to the Optionee.

(iv) Death or Disability. If the Optionee’s employment with the Company and its Affiliates is terminated by reason of the Optionee’s death or “Disability” (as defined in the Employment Agreement), then the Service Portion of the Option to the extent not vested and exercisable at the time of such termination shall become vested and exercisable on a pro-rated basis as to such number of shares of Common Stock underlying the Next Tranche equal to (A) the total number of shares of Common Stock underlying the Next Tranche multiplied by (B) a fraction, the numerator which is the number of full months of service performed by the Optionee for the Company and its Affiliates subsequent to the Vesting Date immediately preceding the date of such termination and the denominator which is twelve. The Service Portion of the Option and the Performance Portion of the Option to the extent not vested and exercisable as of the date of such termination (after taking into account the provisions of this Section 2(f)(iv)) shall terminate and expire on the date of such termination without further consideration to the Optionee’s estate. The Service Portion of the Option and Performance Portion of the Option to the extent vested and exercisable (after taking into account the provisions of this Section 2(f)(iv)) as of the date of such termination shall remain exercisable through the earlier of (i) the first anniversary of the date of such termination or (ii) the Expiration Date, and shall thereafter terminate and expire without further consideration to the Optionee.

(v) Treatment of Performance Portion. Notwithstanding any other provision of Section 2(f) to the contrary, if the Participant’s employment with the Company and its Affiliates is terminated during a Stub Period prior to a Change in Control (i) on account of the Participant’s death or (ii) by the Company or any Affiliate without Cause or due to Disability and the Committee certifies on the Determination Date ending such Stub Period that the applicable Performance Goal with respect to the year ending immediately prior to such Stub Period has been attained (or, if applicable, the Cumulative Performance Goal for such year), the Participant shall be deemed vested in the Option Shares subject to the Performance Portion of the Option that would have vested had the Participant been employed on the last day of such Stub Period and such Option Shares shall remain exercisable for the applicable period specified in Section 2(f)(i) through (iv) hereof.

(g) Enforcement; Forfeiture of the Option. The Optionee acknowledges and agrees that any violation by him of any of the undertakings contained in Section 5 of this Agreement would cause the Company immediate, substantial and irreparable injury for which the Company has no adequate remedy at law. Accordingly, the Optionee agrees that, in the event of a breach or threatened breach by the Optionee of any of the undertakings in Section 5 of this Agreement, the Company will be entitled to temporary and permanent injunctive relief in any court of competent jurisdiction (without the need to post bond and without proving actual damages) as well as an equitable accounting of all earnings, profits and other benefits arising from any violation by the Optionee of any of the provisions of Section 5, in addition to any other legal or equitable rights or remedies to which the Company may be entitled. Notwithstanding anything to the contrary herein, any benefits provided with respect to the vesting and exercisability of the Option, pursuant to Section 2(c) or otherwise, are conditioned upon and subject to the Optionee’s compliance with Section 5 of this Agreement. If the Optionee breaches any of the provisions of Section 5 of this Agreement:

(i) Both the vested and the unvested portion of the Option shall be automatically forfeited on the date of such breach; and

(ii) With respect to any portion of the Option that the Optionee exercised during the 12-month period immediately preceding the date of breach, the Optionee shall repay to the Company an amount equal to the excess of the Fair Market Value or Fair Market Values of the Option Shares acquired as of the date or dates the Option was exercised over the aggregate Option Price of such Option Shares.

Payments required to be made pursuant to Section 2(g)(ii) above must be (i) made within 90 days after receiving notice from the Company that such amounts are due and (ii) paid in cash or by such other method determined by the Company in its sole discretion.

(h) Transferability. Other than as provided in Section 2.2 of the Stockholders Agreement or Section 8(h) of the Plan, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Optionee’s lifetime, the Option is exercisable only by the Optionee, his or her legal representative or a Permitted Transferee. For purposes of this Agreement, Permitted Transferee shall have the meaning set forth in both the Plan and Section 2.2 of the Stockholders Agreement.

(i) Rights as Stockholder. The Optionee shall not be deemed for any purpose to be the owner of any of the Option Shares subject to this Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms and (ii) the Company shall have issued and delivered to the Optionee the Option Shares. The Option Shares shall be subject to the terms and conditions set forth in the Stockholders Agreement and the Optionee shall on or prior to the date he exercises the Option, in whole or in part, execute the form of Joinder to the Stockholders Agreement annexed hereto as Exhibit B.

(j) Drag-Along, Tag Along, Registration and Related Rights. Notwithstanding anything herein to the contrary, the vested portion of the Option and all of the Option Shares acquired upon the exercise of the Option shall be subject to all applicable provisions of the Stockholders Agreement and the Preemptive Rights Agreement, dated as of July 30, 2004, by and among OH, DRS, LLC, the Company and Anthony J. Cuti and certain other members of the management of DRI (the “Preemptive Rights Agreement”).

(i) In connection with the IPO, the Optionee may elect to convert the Option into an option to purchase an Equity Security of the IPO Entity, with the terms of such Option (including its Option Price) being equitably adjusted by the Committee in accordance with Section 9 of the Plan (the “Converted Option”).

(ii) Within a reasonable time following the IPO, the applicable IPO Entity, shall use its commercially reasonable efforts to register under the Securities Act, the Equity Securities of the applicable IPO Entity to be acquired upon the exercise of the Converted Option, or the shares of Common Stock sufficient to cover the Option, as applicable, by filing a Registration Statement on Form S-8 (or any successor or similar forms thereto); unless in the reasonable judgment of the Board or the Board of Directors of the applicable IPO Entity (or of the managing underwriter in the IPO) such a registration could reasonably be expected to have an adverse effect on the market for the securities being registered in the IPO; provided, however, that the resale of any shares of Common Stock distributed pursuant to an Award shall be restricted as if the volume and manner of sale restrictions of Rule 144 (without regard to Rule 144 (k)) were applicable.

(iii) In connection with a Drag-Along Sale (as defined in the Stockholders Agreement), the Company may require the Optionee to, and the Optionee in such event shall, exercise (pursuant to the method or methods that may be elected by the Optionee pursuant to Section 2(e) hereof) the vested portion of the Option (after giving effect to Section 2(d) hereof) to the extent necessary to satisfy the Company’s Drag-Along Right as set forth in Sections 2.3 and 2.6 of the Stockholders Agreement.

(iv) In connection with a Tag-Along Sale (as defined in the Stockholders Agreement) if the Optionee delivers the Tag-Along Exercise Notice (as defined in the Stockholders Agreement) then he shall exercise (pursuant to the method or methods he so elects pursuant to Section 2(e) hereof) the vested portion of the Option (after giving effect to Section 2(d) hereof) to the extent necessary to satisfy his participation in the Tag-Along Sale as provided in Sections 2.4 and 2.6 of the Stockholders Agreement.

(k) Withholding Taxes. Prior to the delivery of a certificate or certificates representing the Option Shares, and immediately following the exercise of the Option, the Optionee must pay to the Company any amount that the Company determines it is required to withhold under applicable federal, state or local tax laws in respect of the exercise of the Option or the transfer of Option Shares. Notwithstanding the foregoing, the Optionee may satisfy such withholding obligation by any other method described in Section 8(d) of the Plan or any combination of methods described in Section 8(d) of the Plan; provided, however, that such other method does not violate the terms of any credit agreement to which the Company, or any of its Affiliates is a party or cause a default thereunder.

3. Purchase for Investment; Other Representations of Optionee.

(a) Investment Intent. In the event that the offering of Option Shares with respect to which the Option is being exercised is not registered under the Securities Act, but an exemption is available that requires an investment representation or other representation, the Optionee, if electing to purchase Option Shares, will be required to represent that such Option Shares are being acquired for investment and not with a view to distribution thereof, and to make such other reasonable and customary representations regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Company. Stock certificates evidencing such unregistered Option Shares that are acquired upon exercise of the Option shall bear restrictive legends as are required or advisable under the provisions of any applicable laws or in the Stockholders Agreement.

(b) Other Representations. The Optionee hereby represents and warrants to the Company as follows:

(i) Access to Information. Because of the Optionee’s business relationship with the Company and with the management of the Company, the Optionee has had access to all material and relevant information concerning the Company, thereby enabling the Optionee to make an informed investment decision with respect to his investment in the Company, and all pertinent data and information requested by the Optionee from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of this Agreement have been furnished. The Optionee acknowledges that the Optionee has had the opportunity to ask questions of and receive answers from and to obtain additional information from the Company and its representatives concerning the present and proposed business and financial condition of the Company.

(ii) Financial Sophistication. The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of investing in the Option Shares.

(iii) Understanding the Investment Risks. The Optionee understands that:

A. An investment in the Option Shares represents a highly speculative investment, and there can be no assurance as to the success of the Company in its business; and

B. There is at present no market for the Option Shares and there can be no assurance that a market will develop in the future.

(iv) Understanding of the Nature of the Option Shares. The Optionee understands and agrees that:

A. Other than as reflected herein or in the Stockholders Agreement, there can be no assurance that the Option Shares will be registered under the Securities Act or any state securities laws and if they are not so registered, they will only be issued and sold in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of the Optionee contained herein, which will have to be renewed as to the Option Shares at the times of exercise of the Option, are essential to any claim of exemption by the Company under the Securities Act and such state laws. It is understood that the Company’s intent is that the purchase of the Option Shares pursuant to an exercise of the Option be covered by Rule 701 under the Securities Act; provided that the Company may determine at time of the exercise of the Option that another exemption from registration applies to such exercise;

B. If the Option Shares are not so registered, the Option Shares will be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act;

C. The Option cannot be exercised and the Option Shares will not be sold to the Optionee and the Optionee cannot resell or transfer the Option Shares without registration under the Securities Act and applicable state securities laws unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary, the cost of such opinion to be borne by the Company;

D. Only the Company can register the Option Shares under the Securities Act and applicable state securities laws;

E. Other than as provided in the Stockholders Agreement and Section 2(i) hereof, the Company has not made any representations to the Optionee that the Company will register the Option Shares under the Securities Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;

F. The Optionee is aware of the conditions for the Optionee’s obtaining an exemption for the resale of the Option Shares under the Securities Act and any applicable state securities laws; and

G. The Company may, from time to time, make stop transfer notations in its transfer records to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

4. Miscellaneous.

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee’s address appearing on the books of the Company or to Optionee’s residence or to such other address as may be designated in writing by the Optionee.

(b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or its Affiliates shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever.

(c) Bound by Plan. By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Adjustment. Notwithstanding any provision of the Plan or this Agreement to the contrary, in connection with a dividend or distribution prior to an IPO, the Option Price shall be equitably reduced to the extent appropriate and, if not appropriate, then such Option shall be equitably adjusted by such other means as reasonably determined by the Committee in accordance with to Section 9 of the Plan.

(e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(f) Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(g) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h) Entire Agreement. This Agreement, the Plan, the Stockholders Agreement and the Preemptive Rights Agreement, including all exhibits thereto, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(i) Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of New York.

(j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Restrictive Covenants.

(a) Non-Competition; Non-Solicitation. At all times during the Optionee’s employment by the Company or an Affiliate, and at all times during the period of [insert restricted period] commencing on and following the date as of which the Optionee’s employment terminates, Optionee agrees that he will not, directly or indirectly, without the prior written consent of the Company, be employed by, or act as a consultant or lender to or in association with, or as a director, officer, employee, partner, owner, joint venturer, member or otherwise, of any person, firm, corporation, partnership, limited liability company, association or other entity that engages in the chain drug business in the greater New York metro vicinity (other than by beneficial ownership of up to 2% of the outstanding voting stock of a publicly-traded company that is or owns such a competitor). Optionee further agrees that at all times during the Optionee’s employment and for [insert period] following the date as of which Optionee’s employment with the Company or an Affiliate terminates for any reason, Optionee will not directly or indirectly (i) solicit or hire or encourage the solicitation or hiring of any person who was an employee of the Company or an Affiliate at any time on or after the date of such termination (unless more than six (6) months shall have elapsed between the last day of such person’s employment by the Company or an Affiliate and the first date of such solicitation or hiring) or (ii) induce or attempt to induce any employee of the Company or an Affiliate to leave the employ of the Company or an Affiliate or in any way interfere with the relationship between the Company and any employee thereof.

(b) Non-Disclosure of Confidential Information. Optionee recognizes that the services Optionee performs for the Company are special, unique and extraordinary in that Optionee may acquire confidential information, trade secrets or other competitive information concerning the operations of the Company, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated, and for which no remedy at law would be adequate. Accordingly, Optionee agrees that Optionee will not at any time during Optionee’s employment with the Company or thereafter, except in performance of Optionee’s obligations to the Company hereunder, disclose, either directly or indirectly, any Confidential Information (as hereinafter defined) that Optionee may learn by reason of his association with the Company. The term “Confidential Information” shall mean any past, present or future confidential or secret plans, programs, documents, agreements, internal management reports, financial information or other material relating to the business, strategies, services or activities of the Company, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, including leases, regulatory status, compensation paid to employees or other terms of employment, and trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Company. Notwithstanding the foregoing, Optionee may disclose such Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company and/or its affiliates, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Optionee to divulge, disclose or make accessible such information; provided, further, that in the event that Optionee is ordered by any such court or other government agency, administrative body or legislative body to disclose any Confidential Information, Optionee shall (i) promptly notify the Company of such order, (ii) at the written request of the Company, diligently contest such order at the sole expense of the Company as expenses occur, and (iii) at the written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order.

(c) Nondisparagement. Optionee shall not, whether in writing or orally, malign, denigrate or disparage the Company, its subsidiaries or affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light. Nothing contained herein shall or shall be deemed to prevent or impair Optionee from testifying, to the extent that Optionee reasonably believes such testimony to be true, in any legal or administrative proceeding if such testimony is compelled or requested (or from otherwise complying with legal requirements).

As used in this Section 5 and in Section 2(g), “Company” shall mean the Company, its Subsidiaries and its Affiliates.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on [Date], effective as of the date first set forth above.

DUANE READE HOLDINGS, INC.

By:
Title:

Exhibit A

Fiscal Year Ending on or about December 31 of:	Performance Goal	Cumulative Performance Goal
[Year]	[Insert target]	[Insert target]

[Year]	[Insert target]	[Insert target]

[Year]	[Insert target]	[Insert target]

[Year]	[Insert target]	[Insert target]

For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“EBITDA” means the earnings of the Company and its subsidiaries, determined on a consolidated basis, after all expenses but before any interest, taxes, depreciation, amortization and non-cash stock compensation expense; provided, however, that the calculation of EBITDA, and the EBITDA Performance Goals and Cumulative Performance Goal set forth above, shall be adjusted by the Committee to reflect, to the extent not contemplated in the Company’s financial plan, the following: acquisitions, divestitures, refinancings, any change required by GAAP or other extraordinary and nonrecurring events that, in each case, the Committee, acting in good faith, determines require adjustment of EBITDA to fulfill the intended purposes of the Plan and this Option. The intent of such adjustments is to keep the probability of achieving the Performance Goals and Cumulative Performance Goal the same as if the event triggering such adjustment had not occurred. The Committee’s determination of such necessary adjustment shall be made promptly following the completion or closing of such event, and shall be based on the Company’s accounting as set forth in its books and records and on the Company’s financial plan pursuant to which such Performance Goals and Cumulative Performance Goal were originally established, in each case taking into account any prior adjustments pursuant to this Exhibit A.

All determinations of EBITDA, Performance Goals, Cumulative Performance Goals, and any adjustments to any of the foregoing, shall be made by the Committee acting in its sole discretion and shall be final and binding on the Company, the Participant and any other interested person.

EXHIBIT B

FORM OF JOINDER TO

THE STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

THIS JOINDER to the Stockholders and Registration Rights Agreement, dated as of July 30, 2004, by and among and Duane Reade Holdings, Inc. (the “Company”) and the other persons named therein (as amended from time to time, the “Agreement”), is made and entered into as of [                ] by and between the Company and                  (the “Joining Stockholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Joining Stockholder proposes to acquire                  Shares from the Company and the Agreement and the Company require Joining Stockholder, as a holder of such Shares, to become a party to the Agreement, and Joining Stockholder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. The Joining Stockholder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original thereto and shall be deemed, and is hereby admitted as, a Stockholder for all purposes thereof and entitled to all the rights incidental thereto.

2. Company Records. For purposes of the records of the Company, the address of the Joining Stockholder is as follows:

[Insert contact info]

3. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

4. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

5. Counterparts. This Joinder may be executed in counterparts each of which, taken together, shall constitute one and the same original.

[Signature Page follows]

B-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of                                 .

DUANE READE HOLDINGS, INC.

By:
Name:
Title:

JOINING STOCKHOLDER

B-2